                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


Name                                              State of Incorporation
----                                              ----------------------

Building Blocks, Inc.                                   Connecticut

Building Blocks Holdings, Inc.                          Delaware

SRG Management Corp.                                    Delaware


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